UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

(206) 221-8112

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Grant Pickering to the Board of Directors

On January 27, 2022, the board of directors of Athira Pharma, Inc. (the “Company” or “Athira”), upon recommendation from the nominating and corporate governance committee of the Company’s board of directors (the “Board”), appointed Grant Pickering as a director of the Company, effective immediately. Mr. Pickering was appointed as a Class II director with a term expiring at the Company’s 2022 annual meeting of stockholders. Mr. Pickering was also appointed to the compensation committee of the Board.

There are no transactions and no proposed transactions between Mr. Pickering or any member of his immediate family and the Company or any of its subsidiaries, and there is no arrangement or understanding between Mr. Pickering and any other person or entity pursuant to which Mr. Pickering was appointed as a director of the Company.

Mr. Pickering will enter into the Company’s standard form of indemnification agreement for directors and executive officers and participate in the Company’s amended standard compensation plan for non-employee directors, including an initial stock option grant, which was granted to Mr. Pickering effective as of January 27, 2022. The terms of the standard compensation plan for non-employee directors, as amended, are described below in the section titled “Item 8.01 – Other Events” of this Current Report on Form 8-K.

A press release announcing Mr. Pickering’s appointment to the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Executive Compensation Arrangements

On January 27, 2022, the Board, upon recommendation of the compensation committee of the Board, approved the Company’s entry into an Amended and Restated Change in Control and Severance Agreement with Dr. Mark Litton, Athira’s president and chief executive officer (the “Amended Litton Change in Control Agreement”). A summary of the Amended Litton Change in Control Agreement is set forth below.

Pursuant to the terms of the Amended Litton Change in Control Agreement, if Dr. Litton’s employment is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the “Change in Control Period”) either (1) by Athira without “cause” (excluding by reason of death or disability) or (2) by Dr. Litton for “good reason” (as such terms are defined in the Amended Litton Change in Control Agreement), Dr. Litton will receive the following benefits if he timely signs and does not revoke a release of claims in Athira’s favor:

•

a lump-sum payment equal to 12 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction);

•	payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Dr. Litton and his eligible dependents, if any, for up to 12 months; and

•	25% accelerated vesting of the shares subject to Dr. Litton’s 2019 Company option award to the extent outstanding and unvested as of the date of the qualifying termination.

If, during the Change in Control Period, Dr. Litton’s employment is terminated either (1) by Athira without cause (excluding by reason of death or disability) or (2) by Dr. Litton for good reason, he will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in Athira’s favor:

•

a lump-sum payment equal to 18 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;

•

a lump-sum payment equal to 150% of Dr. Litton’s target annual bonus as in effect for the fiscal year in which such termination occurs or if greater, at the level in effect, immediately prior to the change in control;

•	payment of premiums for coverage under COBRA for Dr. Litton and his eligible dependents, if any, for up to 18 months; and

•

100% accelerated vesting and exercisability of all Athira equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

In addition, the Amended Litton Change in Control Agreement provides for 100% accelerated vesting and exercisability of Athira equity awards granted under its 2014 Equity Incentive Plan and held by Dr. Litton to the extent such awards are not assumed or substituted for by the successor corporation in a change in control.

If any of the amounts provided for under the Amended Litton Change in Control Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Litton would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Dr. Litton. The agreement does not require Athira to provide any tax gross-up payments.

Pursuant to the terms of the Amended Litton Change in Control Agreement, “cause” generally means Dr. Litton’s: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against Athira or other dishonesty which is not the result of an innocent or inadvertent mistake by Dr. Litton with respect to Athira; willful violation of Dr. Litton’s obligations to Athira after there has been delivered to Dr. Litton a written demand for performance from the board of directors; continued violation or breach of any material written company policy, agreement with Athira, or any statutory or fiduciary duty to Athira after Athira has delivered to Dr. Litton a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of Athira’s property, including intellectual property.

Pursuant to the terms of the Amended Litton Change in Control Agreement, “good reason” generally means that Dr. Litton resigns from Athira within 30 days following the end of Athira’s cure period as a result of any of the following that occurs without his consent: a material reduction in Dr. Litton’s duties or responsibilities that is inconsistent with his position, provided that a mere change of title alone will not constitute such a material reduction; the requirement that Dr. Litton change his principal office to a facility that increases his commute by more than 40 miles from his commute to the location at which Dr. Litton was employed prior to such change; or a material reduction in base salary or a material reduction in his employee benefits (other than (1) in connection with a general decrease in salary (or employee benefits, as applicable) of all similarly situated employees, and (2) following Athira’s change in control, to the extent necessary to make his salary (or employee benefits, as applicable) commensurate with those of Athira’s other employees or Athira’s successor entity or parent entity who are similarly situated with him). For a resignation to qualify as “good reason,” Dr. Litton also must provide written notice within 90 days following the initial existence of the good reason condition, and Athira must have failed to materially remedy such event within 30 days after receipt of such notice.

The foregoing description of the Amended Litton Change in Control Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 27, 2022, the Board, on recommendation of the compensation committee of the Board, also approved the 2022 base salary and 2022 bonus target pursuant to the Company’s Executive Incentive Compensation Plan (the “Bonus Plan”) for Dr. Litton, which consisted of an increase to Dr. Litton’s annual base salary from $510,000 to $543,400, effective as of January 1, 2022, as well as an increase to Dr. Litton’s target annual bonus amount under the Bonus Plan from 40% to 50% of Dr. Litton’s annual base salary. For additional information regarding the Company’s executive compensation matters, please see the section captioned “Executive Compensation” of Athira’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2021.

Item 8.01	Other Events.

Athira’s standard compensation policy for non-employee directors was originally adopted in connection with the Company’s initial public offering in September 2020. On January 27, 2022, upon recommendation of the compensation committee of the Board, the Board adopted certain amendments to the policy. A description of the policy, as amended (the “Outside Director Compensation Policy”), is set forth below. The following description of the Outside Director Compensation Policy is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cash Compensation

The Outside Director Compensation Policy provides for the following cash compensation program for Athira’s non-employee directors:

•	$35,000 per year for service as a non-employee director;

•	$30,000 per year for service as chair of the board of directors;

•	$15,000 per year for service as chair of the audit committee;

•	$7,500 per year for service as a member of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chair of the nominating and corporate governance committee; and

•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as a committee chair receives only the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. These fees to Athira’s non-employee directors are paid quarterly in arrears on a prorated basis. Under the Outside Director Compensation Policy, the Company also reimburses its non-employee directors for reasonable travel expenses to attend meetings of the board of directors and its committees. The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer.

Equity Compensation

Initial Award. Pursuant to Athira’s Outside Director Compensation Policy, each person who first becomes a non-employee director will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (or, the “Initial Award”) of stock options to purchase 27,742 shares of Athira’s common stock. The Initial Award vests in equal installments as to 1/36th of the shares of Athira’s common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to Athira through the applicable vesting dates. If the person was a member of Athira’s board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Each non-employee director who, as of the date of each annual meeting of Athira’s stockholders, has been in continuous service as a non-employee director since the date of the most recently preceding annual meeting, automatically will be granted an annual award of stock options to purchase 13,871 shares of Athira’s common stock. Each non-employee director who, as of the date of such annual meeting, has not been in continuous service as a non-employee director since the date of the most recently preceding annual meeting, automatically will be granted a prorated award of options, with the number of options granted pursuant to such prorated award equal to the product of 13,871 multiplied by the quotient of (i) the number of whole months of continuous service as a non-employee director completed as of the date of such annual meeting divided by (ii) 12, rounded down to the nearest whole share. The awards described in this paragraph are each referred to as an “Annual Award.” Each Annual Award vests on the earlier of the one-year anniversary of the grant date, or the day immediately before the day of the next annual meeting of Athira’s stockholders that occurs after the grant date of the Annual Award, subject to continued services to the Company through the applicable vesting date.

Change in Control. In the event of a change in control of the Company, as defined in Athira’s 2020 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of Athira’s common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of Athira’s change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under the 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of Athira’s common stock on the award’s grant date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Change in Control and Severance Agreement between the Company and Mark Litton, Ph.D.

10.2	Outside Director Compensation Policy, as amended

99.1	Athira Pharma, Inc. press release dated January 31, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date: January 31, 2022	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer